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                                                                           EXHIBIT 21

                         SUBSIDIARIES OF THE SOUTHLAND CORPORATION
                         (Wholly owned unless indicated otherwise)
NAME                                                                      JURISDICTION
                                                                          OF INCORPORATION
ACTIVE:
Bawco Corporation                                                         Ohio
Brazos Comercial E Empreendimentos Ltda. (a)                              Brazil
Cityplace Center East Corporation                                         Texas
HDS Sales Corporation (b)                                                 Texas
Melin Enterprises, Inc. (c)                                               Colorado
Phil-Seven Properties Corporation (d)                                     Philippines
Puerto Rico - 7, Inc. (e)                                                 Puerto Rico
Sao Paulo-Seven Comercial, S.A. (f)                                       Brazil
7-Eleven Beverage Company, Inc.                                           Texas
7-Eleven Comercial Ltda. (g)                                              Brazil
7-Eleven Mexico, S.A. de C.V. (h)                                         Mexico
7-Eleven of Idaho, Inc. (b)                                               Idaho
7-Eleven of Massachusetts, Inc. (b)                                       Massachusetts
7-Eleven of Nevada, Inc.                                                  Delaware
7-Eleven of Virginia, Inc.                                                Virginia
7-Eleven Sales Corporation (b)                                            Texas
Small Shops Holding A/S (i)                                               Norway
    Subsidiaries of Small Shops Holding A/S:
    - Naroppet AB * (inactive)          (j)                               Sweden
    - Small Shops Danmark A/S (active)  (j)                               Denmark
    - Small  Shops Norge A/S (active)   (j)                               Norway
    - Small Shops Sverige AB (active)   (j)                               Sweden
Southland Canada, Inc. (k)                                                Canada
Southland International, Inc.                                             Nevada
Southland International Investment Corporation N.V. (k)                   Netherlands Antilles
Southland Sales Corporation                                               Texas
TSC Lending Group, Inc.                                                   Texas
Valso, S.A. (l)                                                           Mexico
  Subsidiary (active) of Valso, S.A.:7-Eleven Mexico, S.A. de C.V. (h)    Mexico

INACTIVE:
Lavicio's, Inc.                                                           California
MTA CAL, Inc.                                                             California
7-Eleven, Inc.                                                            Texas
7-Eleven Limited                                                          United Kingdom
7-Eleven Pty. Ltd. (m)                                                    Australia
7-Eleven Stores (NZ) Limited (n)                                          New Zealand
SLC Financial Services, Inc.                                              Texas
Superior 7-11 Stores, Inc.**                                              Wisconsin
The Seven Eleven Limited (o)                                              Hong Kong

PERMIT HOLDING COMPANY:
7-Eleven Beverage Company, Inc. (Texas beer license)                      Texas

TITLE HOLDING COMPANY:
The Southland Corporation Employees' Savings and
Profit  Sharing Plan Title Holding Corporation (p)                        Texas
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* This  company was merged into Small Shops Holding A/S  during 1995.
** This company was merged into Southland during 1995.


     FOOTNOTES:

(a) 2,248,800 quotas (almost 100%) owned by Southland International Investment Corporation N.V. (a wholly owned subsidiary of Southland
International,   Inc.,a  wholly   owned  subsidiary   of   The         Southland
Corporation), and remaining  10 quotas owned by The Southland Corporation

(b) 100% owned by Southland Sales Corporation (a wholly owned subsidiary of The Southland Corporation)

(c) 100% owned by Bawco Corporation (an inactive, wholly owned subsidiary of The Southland Corporation)

(d)  4.63%   owned by The Southland Corporation, and remaining 95.37%  owned  by various investors

(e)  59.07%   owned by The Southland Corporation, and remaining 40.93% owned  by group of investors in Puerto Rico

(f)  as   of   6-30-95,  2.38% owned by The Southland  Corporation, 97.47% owned
     by  Super  Trade,  Ltd.,  and remaining .15%  owned  by   other  investors;
     Southland has options to purchase up to 49% of this affiliate until 1-97

(g)  15,999    quotas   (almost  100%)  owned  by  The   Southland  Corporation,
     and   remaining  1 quota owned  by  7-Eleven  of Nevada,  Inc.   (a  wholly
     owned subsidiary of  The  Southland Corporation)

(h)  99.965%   of  Series A shares owned by  Valso,  S.A.,  and remaining  .035%
     owned by Casa Chapa, S.A.; 100% of Series  B shares owned by Valso, S.A.

(i)  7.62%   owned by The Southland Corporation, and remaining 92.38%  owned  by various investors (based on Class A  common shares only)

(j)  owned by Small Shops Holding A/S

(k) 100% owned by Southland International, Inc. (a wholly owned subsidiary of The Southland Corporation)

(l)  49%   owned   by  The Southland Corporation, and remaining   51%  owned  by
     Valores Corporativos, S.A.

(m) 99% owned by The Southland Corporation, and remaining 1% owned jointly by Southland's local counsel, Bruce Nelson Davidson and Bruce Eynon Tunnicliffe

(n)  50%   owned   by David Anthony Walsh, and remaining 50%  owned  by  Anthony
     Peter John Kelly, for the benefit of Southland

(o)  99.9%  owned by The Southland Corporation, and  remaining   .1%  owned   by
Wilgrist Nominees Limited, Southland's  agent in Hong Kong.

(p) This company was established by The Southland Corporation Employees' Savings and Profit Sharing Plan to hold title to properties under tax code Section 501(c)(25). As of November 15, 1991, U.S. Trust Company of California, N.A. was appointed as trustee for The Southland Employees' Trust and The Southland Corporation Employees' Savings and Profit Sharing
     Plan  and  assumed  all  responsibility  for   this company.

                                  Tab 7